UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Effective July 1, 2005, Gary R. Heminger was elected executive vice president of Marathon Oil Corporation (the “Company”) and will continue to retain his title as President of Marathon Ashland Petroleum LLC (“MAP”).  In addition, Mr. Heminger will qualify as a “named executive officer” of the Company and will become a Section 16 reporting officer.

Following is a summary of Mr. Heminger’s compensation and performance criteria:

2004 Annual Bonus Award

The Compensation Committee (the “Committee”) of our Board of Directors approved Mr. Heminger’s cash bonus payment of $615,000, paid in 2005, in accordance with the performance-based bonus program established during the first quarter of 2004 under our stockholder-approved 2003 Incentive Compensation Plan.

2005 Base Salary (effective April 1, 2005)

The Committee approved Mr. Heminger’s base salary of $525,000, effective April 1, 2005.

2005 Annual Bonus Performance Criteria

The Committee also approved the performance criteria for the named executive officers’ 2005 annual bonus program under the Incentive Compensation Plan.  The Committee established a 2005 bonus pool for officers based on the Company’s 2005 income from operations.

Officers’ 2005 bonuses, in the aggregate, may not exceed the amount available in that pool.

The Committee also established the following performance measures that, along with individual performance, will be considered in awarding Mr. Heminger’s bonus payments for 2005:

• Downstream Adjusted Operating Income per Barrel of Crude Oil Throughput Competitive Comparison

• Safety Measures

• Environmental Measures

• Budget/G&A Cost Measures

• Refining Mechanical Availability

• Downstream Return on Capital Employed

• Individual Performance, including Living the Marathon Values

The Committee reserves the right to adjust or eliminate an annual bonus award based on its assessment of overall performance.

Vesting of Restricted Stock under the 1990 Stock Plan

On May 25, 2005, the Committee approved the vesting of 10,452 shares of performance-based restricted stock for Mr. Heminger. Vesting of these shares was based on the achievement of pre-established performance measures over the course of a three-year performance period, as compared to peer group performance.  The pre-established measures used for determining the vested shares were as follows:

•                  Earnings before interest, taxes and depreciation as a percent of total assets

•                  Safety performance

•                  Operating income per barrel of refinery throughput (Downstream)

Grants of Long-Term Incentive Awards under the 2003 Incentive Compensation Plan

On May 25, 2005, the Committee also approved grants to Mr. Heminger of long-term incentive awards in the form of stock options, restricted stock and performance units, as follows:

Stock Options	Restricted Stock	Performance Units

38,500	4,900	410,200

The stock options have a grant price per share of $47.65 and will vest in three equal annual installments beginning on the first anniversary of the grant date.  The restricted stock will vest on the third anniversary of the grant date, subject to Mr. Heminger’s continued employment with the Company.  The performance units have a target value of $1.00 each and will vest at the end of a three-year performance period based on the Company’s total shareholder return as compared to peer group performance.

Complete descriptions of the terms and conditions applicable to these long-term incentive awards are set forth in the respective award agreements, which were filed on May 27, 2005 on Form 8-K and attached as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Cash Retention Program

Mr. Heminger is eligible for a cash retention program approved by the Committee on May 25, 2005, pursuant to which MAP employees who, due to the acquisition by the Company of Ashland Inc.’s 38% ownership interest in MAP, will forfeit certain unvested Ashland stock appreciation rights that are scheduled to vest on September 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: July 1, 2005	By:	/s/ A.G. Adkins
A.G. Adkins
Vice President, Accounting